Exhibit 99.1

            Sirenza Microdevices Reports Second Quarter 2004 Results

                           Record Quarterly Revenues

                             Expands Profitability

      BROOMFIELD, Colo., July 20 /PRNewswire-FirstCall/ -- Sirenza Microdevices, Inc. (Nasdaq: SMDI), a leading designer and supplier of high-performance radio frequency (RF) components for communications equipment manufacturers, today reported its financial results for the second quarter ended June 30, 2004.

      Second Quarter Financial Highlights

      *     Year-over-year quarterly net revenue growth of 73%

      *     Sequential net revenue growth of 13%

      *     Gross margin of 49% versus 46% for the first quarter

      * Earnings of $0.03 per diluted share versus $0.00 per diluted share for the first quarter

      * Earnings of $0.04 per diluted share on a management-adjusted basis versus first quarter management-adjusted results of $0.02 per share(1)

      *     Positive cash flow

      Sirenza's second quarter net revenues were $15.7 million, compared with $13.8 million for the first quarter of 2004 and with $9.1 million for the second quarter of 2003. Factory direct sales were 86% of net revenues, compared with 87% sequentially.

      The company's second quarter net income was $936,000, or earnings of $0.03 per diluted share. This compared sequentially with net income of $162,000, or $0.00 per diluted share, and year-over-year with a net loss of $2.2 million, or a loss of $0.07 per basic and diluted share.

      Excluding the effects of the charges detailed in the reconciliation of management-adjusted to GAAP results included with this press release, Sirenza's management-adjusted net income for the second quarter was $1.3 million, or $0.04 per diluted share. This compared sequentially with management-adjusted net income of $663,000, or $0.02 per diluted share, and year-over-year with a management-adjusted net loss of $637,000, or a loss of $0.02 per basic and diluted share.

      "Second-quarter results exceeded our previously increased guidance for revenue and exceeded our expectations for net income and earnings per share," said Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "We continued our significant level of gross margin improvement with a 250 basis point increase this quarter, bringing the total improvement in 2004 to approximately 900 basis points as compared to our fourth-quarter 2003 gross margin. Our record quarterly revenue, coupled with our improvement in gross margin, enabled us to realize, on a management-adjusted basis, net income of $1.3 million and diluted earnings per share of $0.04 this quarter, double that of our first quarter this year. We also generated $1.2 million in net cash from operations this quarter, also above our previous expectations. Our performance we believe is clearly reflecting the strategic and financial benefits of our consolidated, cost-efficient operations, and we continue to make excellent progress on our key, company-wide goals of expanding our market share, improving worldwide operations and achieving profitable results."

      Sirenza's second quarter 2004 gross margin was 49%, compared with 46% sequentially and with 46% a year earlier. In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the second quarter of 2004 were $6.3 million, compared with $5.8 million sequentially and with $5.7 million a year ago.

      At June 30, 2004, Sirenza's total assets were $55.9 million, including cash and cash equivalents, restricted cash, short-term investments, and long-term investments of $15.4 million. Unrestricted cash and investments totaled $14.4 million.

      Use of Non-GAAP Financial Measures

      In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of management-adjusted net income
(loss) and earnings (loss) per share calculations provide meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view management-adjusted results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with management-adjusted results for the second quarters of 2004 and 2003, respectively, and the first quarter of 2004 in the financial statements below.

      Second Quarter Teleconference and Webcast

      Sirenza management plans to host a teleconference at 2:45 p.m. MDT / 4:45 p.m. EDT today to discuss the company's second quarter 2004 financial results and its current outlook for the third quarter and full year 2004. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site until July 20, 2005, and a telephonic replay will be available at (800) 405-2236, conference ID number 11003012#, until July 27, 2004.

      Also available on the Investor Relations page of Sirenza's website will be additional information to support the reconciliation of estimates of management-adjusted financial results for the third quarter and full year of 2004, to be presented by the company in today's teleconference.

      Sirenza Microdevices, Inc.

      Headquartered in Broomfield, Colo., with design centers throughout the U.S., Sirenza Microdevices, Inc., an ISO 9001:2000-certified supplier (registered by QMI), is a leading supplier of high-performance RF components for commercial communications and aerospace and defense (A&D) equipment markets. Sirenza's products are designed to optimize the reception and transmission of voice and data signals in mobile wireless communications networks and in other wireless and wireline applications. Sirenza's commercial communications applications include components for wireless base station applications, wireless LANs, fixed wireless networks, broadband wireline applications such as coaxial cable and fiber optic networks, cable television set-top boxes, remote meter readers, Radio Frequency Identification (RFID) readers and wireless video transmitters. Sirenza's A&D end markets include components for government, military, avionics, space and homeland security systems.

      Forward-Looking Statements

      This news release contains forward-looking statements regarding future events or results, including Sirenza's expectations regarding its ability, in fiscal year 2004 and beyond, to achieve key strategic and financial objectives, including achieving profitable results, expanding market share and improving worldwide operations. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include Sirenza's ability to successfully develop and release new products which meet customer demands and the acceptance and deployment of those products by Sirenza's intended customers; Sirenza's ability to coordinate different development and engineering teams; Sirenza's ability to successfully manage the risks associated with and to grow its new aerospace and defense business; changes in the expected mix of sales of products between Sirenza's business divisions and within those divisions; Sirenza's ability to successfully differentiate itself from competitors in its markets; possible delays by Sirenza's customers in the implementation of next-generation equipment; decreased or stagnant demand for products that contain RF components; lower than expected OEM demand for increasing levels of integration; and/or exertion of downward pressure on the pricing of Sirenza's components. Each and all of these factors could be due to overall general economic or telecommunications market conditions, or conditions in the mobile and fixed wireless and wireline infrastructure markets, or otherwise. Additional factors include the possible underutilization of Sirenza's manufacturing facilities, whether as a result of the factors described above or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's filings with the Securities and Exchange Commission (SEC), specifically, Sirenza's Form 10-K filed on March 24, 2004 and Form 10-Q filed on May 17, 2004. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

      NOTE: Sirenza Microdevices(R) and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

      (1) Management-adjusted net income (loss) and earnings (loss) per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring and/or relocation and related expenses detailed in the reconciliation included within this press release.

                           SIRENZA MICRODEVICES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                      Three Months Ended      Six Months Ended
                                      June 30,   June 30,    June 30,   June 30,
                                        2004       2003        2004       2003

Net revenues                          $15,653     $9,058     $29,454    $14,857
Cost of revenues:
 Cost of product revenues               7,997      4,833      15,388      7,591
 Amortization of deferred
  stock compensation                       --         23          --         46
  Total cost of revenues                7,997      4,856      15,388      7,637
Gross profit                            7,656      4,202      14,066      7,220
Operating expenses:
 Research and development               2,327      2,163       4,440      3,872
 Sales and marketing                    2,067      1,726       3,970      2,982
 General and administrative             1,939      1,789       3,764      3,025
 Amortization of deferred
  stock compensation                       --        123           3        287
 Amortization of acquired
  intangible assets                       380        303         811        351
 Restructuring                             --        434          --        434
  Total operating expenses              6,713      6,538      12,988     10,951
Income (loss) from operations             943     (2,336)      1,078     (3,731)
Interest expense                            3         10           8         23
Interest and other income, net             45        165          77        289
Income (loss) before taxes                985     (2,181)      1,147     (3,465)
Provision for income taxes                 49         --          49         --
Net income (loss)                        $936    $(2,181)     $1,098    $(3,465)

Basic net income (loss)
 per share                              $0.03     $(0.07)      $0.03     $(0.11)
Diluted net income (loss)
 per share                              $0.03     $(0.07)      $0.03     $(0.11)

Shares used to compute basic
 net income (loss) per share           34,446     32,119      34,321     31,063
Shares used to compute diluted
 net income (loss) per share           37,136     32,119      37,213     31,063

                           Sirenza Microdevices, Inc.
        Reconciliation of GAAP Results with Management-Adjusted Results
                     (In thousands, except per-share data)
                                  (Unaudited)

      The following table reconciles the company's net income (loss) as reported under accounting principles generally accepted in the United States (GAAP) with net income (loss) as adjusted by the items detailed below and presented in the news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

                                                        Three Months Ended
                                                  June 30,   March 31,  June 30,
                                                    2004       2004       2003

Net income (loss) as reported under GAAP             $936       $162    $(2,181)

Amortization of deferred stock compensation            --          3        146
Amortization of acquisition-related
 intangible assets                                    380        431        303
Restructuring                                          --         --        434
Relocation and related expenses                        --         67        661
Management-adjusted net income (loss)              $1,316       $663      $(637)

Management-adjusted net income (loss)
 per share
  Basic                                             $0.04      $0.02     $(0.02)
  Diluted                                           $0.04      $0.02     $(0.02)

Shares used to compute management-adjusted
 net income (loss) per share
  Basic                                            34,446     34,197     32,119
  Diluted                                          37,136     37,290     32,119

                           SIRENZA MICRODEVICES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                        June 30,    December 31,
                                                         2004          2003
                                                      (unaudited)
Assets
Current assets:
 Cash                                                    $6,931        $7,468
 Short-term investments                                   1,497         1,999
 Accounts receivable                                      8,738         7,838
 Inventories                                              8,188         6,497
 Other assets                                               959         1,093
  Total current assets                                   26,313        24,895
 Net property, plant and equipment                        8,502         9,685
 Long-term investments                                    6,020         4,015
 Investment in GCS                                        4,600         4,600
 Acquisition-related intangibles, net                     4,718         5,529
 Goodwill                                                 4,219         4,219
 Other assets                                             1,533         1,189
  Total assets                                          $55,905       $54,132

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                        $4,034        $4,379
 Accrued liabilities                                      2,918         2,530
 Deferred margin on distributor inventory                 1,336         1,042
 Accrued restructuring                                      555           887
 Short-term leases                                           70            65
  Total current liabilities                               8,913         8,903

  Total long-term liabilities                                19            56

Stockholders' equity                                     46,973        45,173
Total liabilities and stockholders' equity              $55,905       $54,132

SOURCE  Sirenza Microdevices, Inc.
    -0-                             07/20/2004
    /CONTACT: Robert Van Buskirk, President and Chief Executive Officer of Sirenza Microdevices, Inc., +1-303-327-3192, ir@sirenza.com/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030820/SMDILOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.sirenza.com /
    (SMDI)

CO:  Sirenza Microdevices, Inc.
ST:  Colorado
IN:  CPR ITE MLM
SU:  ERN CCA